Exhibit 10.91
May 26, 2011
Blackstone Management Partners IV L.L.C.
c/o The Blackstone Group, L.P.
345 Park Avenue
New York, NY 10154
Metalmark Management LLC
c/o Metalmark Capital LLC
1177 Avenue of the Americas
New York, NY 10036
Ladies and Gentlemen:
     Reference is made to that certain Transaction and Monitoring Fee Agreement dated as of September 23, 2004 (the “Agreement”) among Blackstone Management Partners IV L.L.C. (“BMP”), Metalmark Management LLC (“MSCP Manager”, and collectively with BMP, the “Sponsor Management Entities”) and Vanguard Health Systems, Inc. (the “Company”).
     Pursuant to Section 3(a) of the Agreement, the Sponsor Management Entities are entitled to receive additional compensation from the Company for providing investment banking or other financial advisory services to the Company by mutual agreement of the Company and the Sponsor Management Entities. The Company hereby acknowledges that the Sponsor Management Entities at the request of the Company have provided and are providing certain financial advisory services to the Company during its current fiscal year ending June 30, 2011; and, as a result, the Company agrees with the Sponsor Management Entities that, to reflect their contributions to the Company’s accomplishments to date during its current fiscal year, each of BMP and MSCP Manager shall be entitled to financial advisory fees from the Company in consideration of such services in the amounts of $10.0 million and $1.5 million, respectively, such fees payable by June 30, 2011.
     Please execute and return to the Company an executed counterpart of this letter agreement acknowledging your agreement with the foregoing.

Very truly yours, VANGUARD HEALTH SYSTEMS, INC.
BY:	/s/ Ronald P. Soltman
Ronald P. Soltman
Executive Vice President, General Counsel & Secretary

Exhibit 10.91

THE FOREGOING IS AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:

BLACKSTONE MANAGEMENT PARTNERS IV L.L.C.

By:	/s/ Michael A. Dal Bello Michael A. Dal Bello
Managing Director

Date: May 26, 2011

METALMARK MANAGEMENT LLC

By:	/s/ M. Fazle Husain M. Fazle Husain
Managing Director

Date: May 26, 2011